Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. § 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (“Section 906”), Vincent A Wasik and Edward W. Stone, Chairman of the Board and Chief Executive Officer and Chief Financial Officer, respectively, of Velocity Express Corporation, certify that (i) the Quarterly Report on Form 10-Q for the quarter and six months ended December 29, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended and (ii) the information contained in such report fairly presents, in all material respects, the financial condition of Velocity Express Corporation as of the dates presented and the results of operations of Velocity Express Corporation for the periods presented.

/s/ Vincent A. Wasik
Vincent A. Wasik
Chairman of the Board and Chief Executive Officer
Date: February 12, 2008

/s/ Edward W. Stone
Edward W. Stone
Chief Financial Officer
Date: February 12, 2008

The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) and is not being filed as part of the Form 10-Q or as a separate disclosure document.

A signed original of this written statement required by Section 906 has been provided to Velocity Express Corporation and will be retained by Velocity Express Corporation and furnished to the Securities and Exchange Commission or its staff upon request.